                                                                 Exhibit 4.1


                                USX CORPORATION

            ESTABLISHMENT ACTION OF TERMS COMMITTEE AND RATE COMMITTEE
             APPOINTED BY THE BOARD OF DIRECTORS OF USX CORPORATION
                               ON MARCH 29, 1994

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        Resolutions of the Board of Directors (the "Board") of USX Corporation
("USX or the "Issuer") adopted on March 29, 1994 (the "Board Resolutions"): (a) authorized the issuance and sale of up to $1.0 billion of debt securities, (b) appointed a Terms Committee to consist of the Chairman of the Board of Directors, the Executive Vice President-Accounting & Finance and Chief Financial Officer and the Vice President & Treasurer and delineated the powers of such committee, and (c) appointed a Rate Committee consisting of the members of the Terms Committee and the Assistant Treasurer-Corporate Finance and delineated the powers of such committee. Officers of the Issuer have held discussions with Salomon Brothers Inc and Lehman Brothers Inc., (the "Underwriters") concerning a public offering of notes. On the basis of such discussions, the Terms Committee and the Rate Committee hereby adopt the following resolutions:

        RESOLVED, that the First Supplemental Indenture dated as of December 3, 1996 supplementing the Indenture, dated as of March 15, 1993, between USX Corporation as Issuer and PNC Bank, National Association, as Trustee, as attached hereto, is hereby approved with such changes as the executing officer in his discretion deems appropriate (the Indenture as so supplemented, the "Indenture").

        RESOLVED, that there be, and there is hereby, created, approved and established under the Indenture, a series of Debt Securities whose terms shall be as follows (capitalized terms used herein and not otherwise defined herein having the respective meanings ascribed to them in the Indenture):

        (1) The Notes shall be titled, bear interest at the rate, mature and be exchangeable as follows:

                6 3/4% EXCHANGEABLE NOTES DUE FEBRUARY 1, 2000 (THE "NOTES")

              (Subject to Exchange at Maturity into Common Stock,
               Par Value $.01 Per Share, of RMI Titanium Company)

The aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture is limited to $117,211,950 except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to the Indenture.

        At maturity (including as a result of acceleration or otherwise), the principal amount of each Note will be mandatorily exchanged by USX into a number of shares of Common Stock of RMI Titanium Company (or at the option of USX, the cash equivalent and/or such other consideration as permitted or required by the terms of the Notes) at the Exchange Rate, as defined in the Indenture.

        (2) Interest on the Notes shall accrue from December 3, 1996, and be payable quarterly on February 1, May 1, August 1 and November 1 of each year, commencing February 1, 1997, until the principal thereof is paid or made available for payment. Each such February 1, May 1, August 1, or November 1 shall be an "Interest Payment Date" for the Notes. The January 15, April 15, July 15, or October 15 (whether or not a Business Day), as the case may be, next preceding an Interest Payment Date shall be the "Regular Record Date" for the interest payable on such Interest Payment Date. The total amount of principal and interest due on any Global Security representing one or more Notes on any Interest Payment Date or at maturity shall be made available to the Trustee in the City of Pittsburgh, Commonwealth of Pennsylvania on such date.

        (3) The Notes shall be issued in the form of one or more fully registered Global Securities which will be deposited with, or on behalf of, The Depository Trust Company (the "Depositary") and will be registered in the name of the Depositary or its nominee.

        (4) The Notes shall not be redeemable prior to maturity and shall not provide for any sinking fund.

        (5) The provisions of Section 12.02(b) and Section 12.02(c) of the Indenture with respect to defeasance of the Debt Securities of a Series and covenant defeasance of the Debt Securities of a Series, respectively, shall not be applicable to the Notes.

        (6) The provisions of Sections 4.07, 4.08 and 4.09 of the Indenture with respect to Change in Control shall not be applicable to the Notes.

        (7) The public offering price of the Notes shall be 100% of the principal amount thereof per Note or $106,875,000 in the aggregate, or $117,211,950 if the over-allotment option is fully exercised.

        (8) The net proceeds to be paid to the Issuer by the Underwriters for the Notes shall be $103,675,000 in the aggregate, or $113,702,446 if the over-allotment option is fully exercised.

        (9) The net proceeds of the Notes shall be used for general business purposes of the U.S. Steel Group.

        (10) The Notes will be issued only in book entry form in denominations of $21.375 and integral multiples thereof.

        RESOLVED, the issuance of one or more Global Securities registered in the name of the Depositary or its nominee and related Trustee's certificate of authentication to be endorsed thereon shall be in substantially the form included in the aforesaid form of Indenture, with such insertions, additions and changes as shall be hereafter approved by the officers executing the same, such approval to be conclusively evidenced by their execution thereof, and the Chairman or any Vice Chairman of the Board of Directors or any Vice president, and the Treasurer or any Assistant Treasurer of the Issuer, hereby is authorized, in the name and on behalf of the Issuer, to execute and deliver up to $117,211,950 aggregate principal amount of the Notes in the form of one or more


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Global Securities, as required, to the Trustee for authentication and to execute and deliver to the Trustee the written order of the Issuer for the authentication and delivery thereof.

        RESOLVED, the execution of Global Securities by the Chairman or any Vice Chairman of the Board of Directors or any Vice President, and the Treasurer or any Assistant Treasurer by their respective facsimile signatures, and the printing or engraving of the seal of the Issuer on the Global Securities, hereby are authorized and approved as and for execution by the Issuer, notwithstanding that any such officer may have ceased to occupy such office at any time any Global Security is presented for authentication.

        RESOLVED, the form of Underwriting Agreement between the Issuer and the Underwriters, presented to the Committees, covering the sale by the Issuer and the purchase by the Underwriters of the Notes, hereby is approved, and the Chairman or any Vice Chairman of the Board of Directors or any Vice President hereby is authorized, in the name and on behalf of the Issuer, to execute and deliver the Underwriting Agreement in substantially such form with such insertions, additions and changes as may be hereafter approved by the officer executing and delivering the same, such approval to be conclusively evidenced by his execution thereof.

        RESOLVED, each of the officers of the Issuer hereby is authorized to execute, deliver and file any and all instruments and documents and amendments thereto and to do any and all acts or things in the name and on behalf of the Issuer by him deemed necessary or advisable in connection with the issuance, sale and delivery of the Notes and for the purpose of carrying into effect any of the transactions and matters contemplated by this Action.


                                                ROBERT M. HERNANDEZ
                                       --------------------------------------
                                                Robert M. Hernandez
                                       Vice Chairman & Chief Financial Officer


                                                   G. R. HAGGERTY
                                       --------------------------------------
                                                   G. R. Haggerty
                                            Vice President & Treasurer


                                                   P. C. REINBOLT
                                       --------------------------------------
                                                   P. C. Reinbolt
                                        Assistant Treasurer-Corporate Finance

Dated: November 26, 1996


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                                USX CORPORATION
                        ACTION OF THE SPECIAL COMMITTEE
             APPOINTED BY THE BOARD OF DIRECTORS OF USX CORPORATION
                              ON OCTOBER 29, 1996
--------------------------------------------------------------------------------

        Resolutions of the Board of Directors (the "Board") of USX Corporation ("USX or the "Issuer") adopted on October 29, 1996 (the "Board Resolutions") authorized the issuance and sale of USX Debt Exchangeable for Common Stock ("DECS") of RMI Titanium Company ("RMI") and appointed a Special Committee to consist of the Vice President & Treasurer, the Vice President-Accounting & Finance, U.S. Steel Group, and the Assistant Treasurer-Corporate Finance to review and approve the final terms and conditions of the DECS. Officers of the Issuer have held discussions with Salomon Brother Inc and Lehman Brothers Inc., (the "Underwriters") concerning a public offering of DECS. On the basis of such discussions, the Special Committee hereby adopts the following resolutions:

        RESOLVED, that the First Supplemental Indenture dated as of December 3, 1996 supplementing the Indenture, dated as of March 15, 1993, between USX Corporation as Issuer and PNC Bank, National Association, as Trustee, as attached hereto, is hereby approved with such changes as the executing officer in his discretion deems appropriate (the Indenture as so supplemented, the "Indenture").

        RESOLVED, that there be, and there is hereby, created, approved and established under the Indenture, a series of Debt Securities whose terms shall be as follows (capitalized terms used herein and not otherwise defined herein having the respective meanings ascribed to them in the Indenture):

        (1) The DECS shall be titled, bear interest at the rate, mature and be exchangeable as follows:

                6 3/4% EXCHANGEABLE NOTES DUE FEBRUARY 1, 2000

                (Subject to Exchange at Maturity into Common Stock, Par Value $.01 Per Share, of RMI Titanium Company)

The aggregate principal amount of the DECS which may be authenticated and delivered under the Indenture is limited to $117,211,950 except for DECS authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other DECS pursuant to the Indenture.

        At maturity (including as a result of acceleration or otherwise), the principal amount of each DECS will be mandatorily exchanged by USX into a number of shares of Common Stock of RMI (or at the option of USX, the cash equivalent and/or such other consideration as permitted or required by the terms of the
DECS) at the Exchange Rate, as defined in the Indenture.

        (2) Interest on the DECS shall accrue from December 3, 1996, and be payable quarterly on February 1, May 1, August 1, and November 1 of each year, commencing February 1, 1997, until the principal thereof is paid or made available for payment. Each such February 1, May 1, August 1, or November 1 shall be an "Interest Payment Date" for the DECS. The January 15, April 15, July 15, or October 15 (whether or not a Business Day), as the case may be, next preceding an Interest Payment Date shall be the "Regular Record Date" for the interest payable on such Interest Payment Date. The total amount of principal and interest due on any Global Security representing one or more DECS on any Interest Payment Date or at maturity shall be made available to the Trustee in the City of Pittsburgh, Commonwealth of Pennsylvania on such date.

        (3) The DECS shall be issued in the form of one or more fully registered Global Securities which will be deposited with, or on behalf of, The Depository Trust Company (the "Depositary") and will be registered in the name of the Depositary or its nominee.

        (4) The DECS shall not be redeemable prior to maturity and shall not provide for any sinking fund.

        (5) The provisions of Section 12.02(b) and Section 12.02(c) of the Indenture with respect to defeasance of the Debt Securities of a Series and covenant defeasance of the Debt Securities of a Series, respectively, shall not be applicable to the DECS.

        (6) The provisions of Sections 4.07, 4.08 and 4.09 of the Indenture with respect to Change in Control shall not be applicable to the DECS.

        (7) The public offering price of the DECS shall be 100% of the principal amount thereof per DECS or $106,875,000 in the aggregate, or $117,211,950 if the over-allotment option is fully exercised.

        (8) The net proceeds to be paid to the Issuer by the Underwriters for the DECS shall be $103,675,000 in the aggregate, or $113,702,446 if the over-allotment option is fully exercised.

        (9) The net proceeds of the DECS shall be used for general business purposes of the U.S. Steel Group.

        (10) The DECS will be issued only in book entry form in denominations of $21.375 and integral multiples thereof.

        RESOLVED, the form of Underwriting Agreement between the Issuer and the Underwriters, presented to the Committee covering the sale by the Issuer and the purchase by the Underwriters of the DECS, hereby is approved, and the Chairman or any Vice Chairman of the Board of Directors or any Vice President hereby is authorized, in the name and on behalf of the Issuer, to execute and deliver the Underwriting Agreement in substantially such form with such insertions, additions and changes as


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may be hereafter approved by the officer executing and delivering the same, such approval to be conclusively evidenced by his execution thereof.

        RESOLVED, each of the officer of the Issuer hereby is authorized to execute, deliver and file any and all instruments and documents and amendments thereto and to do any and all acts or things in the name and on behalf of the Issuer by him deemed necessary or advisable in connection with the issuance, sale and delivery of the DECS and for the purpose of carrying into effect any of the transactions and matters contemplated by this Action.


                                                       G.R. HAGGERTY
                                         -------------------------------------
                                                        G.R. Haggerty
                                                Vice President & Treasurer


                                         -------------------------------------
                                                         E.F. Guna
                                          Vice President-Accounting & Finance
                                                      U.S. Steel Group


                                                       P.C. REINBOLT
                                         -------------------------------------
                                                        P.C. Reinbolt
                                         Assistant Treasurer-Corporate Finance


Dated: November 26, 1996